SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 28, 2003
(To Prospectus dated January 29, 2003)


                              CWABS MASTER TRUST
                       (for the Series 2003-B Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2003-B
                                ---------------


---------------------------
The notes represent
obligations of the
CWABS Master Trust               The Notes
for the Series 2003-B
Subtrust only and not of         o    This supplement relates to the offering of the notes of the series
any other series trust of             referenced above. This supplement does not contain complete information
the CWABS Master                      about the offering of the notes. Additional information is contained in
Trust and do not                      the prospectus supplement dated February 28, 2003, prepared in connection
represent an interest in              with the offering of the notes of the series referenced above, as
or obligation of                      supplemented by the supplements to the prospectus supplement dated March
CWABS, Inc.,                          9, 2004 and March 16, 2004 and in the prospectus of the depositor dated
Countrywide Home                      January 29, 2003. You are urged to read this supplement, the prospectus
Loans, Inc., or any of                supplement, the supplements described above and the prospectus in full.
their affiliates.
                                 o    As of April 15, 2004, the note principal balance of the notes was
This supplement may be                $359,095,296.
used to offer and sell the
notes only if
accompanied by the
prospectus supplement
and the prospectus.
---------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 4, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of April 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 13,377 mortgage loans having an aggregate principal balance of approximately $361,520,200.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                         As of April 1, 2004

Total Number of Mortgage Loans                                       13,377
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
      30-59 days...................................................       0.22%
      60-89 days...................................................       0.06%
      90 days or more (excluding pending foreclosures).............       0.16%
                                                                          -----
      Total Delinquencies..........................................       0.49%
                                                                          =====
      Foreclosures Pending.........................................       0.04%
                                                                          -----
      Total Delinquencies and foreclosures pending.................       0.53%
                                                                          =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                           As of December 31, 2000         As of December 31, 2001         As of December 31, 2002
                      -----------------------------------------------------------------------------------------------
                          Principal                        Principal                       Principal
                           Balance        Percentage        Balance        Percentage       Balance        Percentage
                      -----------------   ----------   -----------------   ----------  ------------------  ----------
Portfolio........... $ 3,748,790,561.82       --       $5,479,012,451.54       --      $10,640,766,181.58      --
Delinquency
percentage
  30-59 Days........ $    14,580,950.53      0.39%     $   28,456,872.07      0.52%    $    42,864,688.91     0.40%
  60-89 Days........       4,626,810.83      0.12%          7,555,089.12      0.14%         10,661,957.76     0.10%
  90+ Days..........      10,660,110.74      0.28%         21,422,742.71      0.39%         19,421,702.11     0.18%
                      -----------------   ----------   -----------------   ----------  ------------------  ----------
     Total.......... $    29,867,872.10      0.80%     $   57,434,703.90      1.05%    $    72,948,348.78     0.69%
Foreclosure Rate.... $     1,232,842.13      0.03%     $    3,142,409.33      0.06%    $     6,603,778.76     0.06%
Bankruptcy Rate..... $     9,192,831.89      0.25%     $   12,681,563.87      0.23%    $    43,053,210.55     0.40%





                          As of December 31, 2003
                      ------------------------------
                         Principal
                          Balance         Percentage
                      -----------------   ----------
Portfolio........... $18,965,891,972.70       --
Delinquency
percentage
  30-59 Days........ $    61,283,288.31      0.32%
  60-89 Days........      15,962,355.26      0.08%
  90+ Days..........      37,736,971.30      0.20%
                     ------------------   ----------
     Total.......... $   114,982,614.87      0.61%
Foreclosure Rate.... $     4,984,448.78      0.03%
Bankruptcy Rate..... $    41,137,908.75      0.22%




                           As of March 31, 2004
                      -----------------------------
                         Principal
                          Balance         Percentage
                      -----------------   ----------
Portfolio........... $22,333,207,662.00       --
Delinquency
percentage
  30-59 Days........ $    59,352,029.00      0.27%
  60-89 Days........      18,587,154.00      0.08%
  90+ Days..........      39,087,363.00      0.18%
                      -----------------   ----------
     Total.......... $   117,026,546.00      0.52%
Foreclosure Rate.... $     9,562,068.00      0.04%
Bankruptcy Rate..... $    48,076,090.00      0.22%

                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of April 15, 2004, the Note Principal Balance of the notes was $359,095,296. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The May 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.


                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                        CWABS 2003-B



Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                  Range
                                                                                            -----

Aggregate Principal Balance                              $361,520,200

Weighted Average Mortgage Rate                                  5.80%            3.50%          to              10.38%
Weighted Average Gross Margin                                   1.80%           -0.50%          to               6.38%
Weighted Average Maximum Mortgage Rate                         17.92%           16.00%          to              21.00%
Weighted Average Principal Balance                            $27,026               $0          to          $1,000,000
Weighted Average Credit Limit                                 $38,621           $6,000          to          $1,000,000
Weighted Average Scheduled Remaining Term (months)                287              107          to                 288
Weighted Average Combined Loan-to-Value Ratio                  82.72%            5.19%          to             100.00%
Weighted Average Credit Limit Utilization Rate                 69.98%            0.00%          to             100.00%

                                                        CWABS 2003-B



Mortgage Loan Principal Balances
                                                                                            Percentage of
Range of                                    Number of         Aggregate Unpaid   Reference Date Aggregate
Principal Balance                      Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                              3,635              $10,311,463                       2.85 %
$ 10,000.01 to $ 20,000                         3,284              $50,357,621                      13.93
$ 20,000.01 to $ 30,000                         2,571              $64,017,819                      17.71
$ 30,000.01 to $ 40,000                         1,477              $51,440,200                      14.23
$ 40,000.01 to $ 50,000                           866              $39,274,460                      10.86
$ 50,000.01 to $ 60,000                           445              $24,563,337                       6.79
$ 60,000.01 to $ 70,000                           280              $18,168,178                       5.03
$ 70,000.01 to $ 80,000                           176              $13,226,025                       3.66
$ 80,000.01 to $ 90,000                           139              $11,847,857                       3.28
$ 90,000.01 to $100,000                           152              $14,681,265                       4.06
$100,000.01 to $125,000                            97              $10,982,944                       3.04
$125,000.01 to $150,000                           114              $16,171,214                       4.47
$150,000.01 to $175,000                            32               $5,299,369                       1.47
$175,000.01 to $200,000                            32               $6,077,636                       1.68
$200,000.01 to $225,000                            13               $2,772,224                       0.77
$225,000.01 to $250,000                            11               $2,612,351                       0.72
$250,000.01 to $275,000                            10               $2,619,373                       0.72
$275,000.01 to $300,000                            15               $4,393,229                       1.22
$300,000.01 to $325,000                             4               $1,269,439                       0.35
$325,000.01 to $350,000                             2                 $698,933                       0.19
$350,000.01 to $375,000                             5               $1,812,668                        0.5
$375,000.01 to $400,000                             3               $1,186,432                       0.33
$400,000.01 to $425,000                             3               $1,236,548                       0.34
$425,000.01 to $450,000                             1                 $450,000                       0.12
$450,000.01 to $475,000                             2                 $922,381                       0.26
$475,000.01 to $500,000                             3               $1,478,493                       0.41
$525,000.01 to $550,000                             1                 $540,238                       0.15
$600,000.01 to $625,000                             1                 $616,000                       0.17
$675,000.01 to $700,000                             1                 $700,000                       0.19
$775,000.01 to $800,000                             1                 $792,500                       0.22
$975,000.01 to $1,000,000                           1               $1,000,000                       0.28
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------






                                                  CWABS 2003-B


Geographic Distribution
                                                                                            Percentage of
                                            Number of         Aggregate Unpaid   Reference Date Aggregate
State                                  Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
Alabama                                           205               $4,362,010                       1.21 %
Alaska                                             47               $1,210,153                       0.33
Arizona                                           410               $9,028,640                        2.5
California                                      3,151             $112,773,634                      31.19
Colorado                                          545              $16,560,538                       4.58
Connecticut                                       145               $5,026,306                       1.39
Delaware                                           31                 $588,723                       0.16
District of Columbia                               16                 $487,149                       0.13
Florida                                           891              $21,871,810                       6.05
Hawaii                                            126               $5,224,037                       1.45
Idaho                                             136               $2,541,735                        0.7
Illinois                                          508              $11,995,343                       3.32
Indiana                                           214               $3,540,066                       0.98
Iowa                                               83               $1,196,781                       0.33
Kansas                                            182               $3,429,634                       0.95
Kentucky                                          135               $4,391,830                       1.21
Louisiana                                         110               $2,498,053                       0.69
Maine                                              43                 $806,065                       0.22
Maryland                                          253               $6,421,068                       1.78
Massachussetts                                    394              $11,496,684                       3.18
Michigan                                          597              $12,075,661                       3.34
Minnesota                                         214               $5,347,282                       1.48
Mississippi                                        37                 $718,788                        0.2
Missouri                                          235               $3,876,525                       1.07
Montana                                            51               $1,009,683                       0.28
Nebraska                                           25                 $592,186                       0.16
Nevada                                            239               $6,368,087                       1.76
New Hampshire                                      71               $1,882,610                       0.52
New Jersey                                        463              $13,961,218                       3.86
New Mexico                                         87               $1,951,170                       0.54
New York                                          424              $14,682,025                       4.06
North Carolina                                    349               $7,338,583                       2.03
North Dakota                                        6                  $66,652                       0.02
Ohio                                              495               $9,588,886                       2.65
Oklahoma                                          134               $2,418,438                       0.67
Oregon                                            196               $4,767,030                       1.32
Pennsylvania                                      439               $8,142,947                       2.25
Rhode Island                                       48               $1,151,356                       0.32
South Carolina                                    109               $2,727,452                       0.75
South Dakota                                       12                 $124,666                       0.03
Tennessee                                         190               $3,852,060                       1.07
Texas                                              42               $1,235,097                       0.34
Utah                                              169               $4,413,947                       1.22
Vermont                                            18                 $536,933                       0.15
Virginia                                          307               $8,590,061                       2.38
Washington                                        450              $11,703,084                       3.24
West Virginia                                      29                 $624,951                       0.17
Wisconsin                                         283               $5,373,818                       1.49
Wyoming                                            33                 $948,747                       0.26
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------






                                                        CWABS 2003-B




Combined Loan-to-Value Ratios
                                                                                            Percentage of
Range of                                    Number of         Aggregate Unpaid   Reference Date Aggregate
Combined Loan-to-Value Ratios (%)      Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
0 -10.00                                            8                 $101,164                       0.03 %
10.01-20.00                                        28               $1,026,814                       0.28
20.01-30.00                                        76               $2,228,905                       0.62
30.01-40.00                                       146               $3,248,312                        0.9
40.01-50.00                                       325               $8,099,713                       2.24
50.01-60.00                                       582              $17,763,104                       4.91
60.01-70.00                                     1,323              $41,656,154                      11.52
70.01-80.00                                     2,029              $58,476,081                      16.18
80.01-90.00                                     5,609             $134,570,459                      37.22
90.01-100.00                                    3,251              $94,349,492                       26.1
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                      100.00 %
---------------------------------------------------------------------------------------------------------



Mortgage Rates

                                                                                            Percentage of
Range of Mortgage                           Number of         Aggregate Unpaid   Reference Date Aggregate
Rates (%)                              Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
3.001 - 3.500                                       1                 $348,933                        0.1 %
3.501 - 4.000                                   1,504              $44,216,586                      12.23
4.001 - 4.500                                   1,762              $55,638,415                      15.39
4.501 - 5.000                                     239              $13,861,056                       3.83
5.001 - 5.500                                     842              $20,285,506                       5.61
5.501 - 6.000                                   2,979              $61,011,204                      16.88
6.001 - 6.500                                   3,139              $87,076,097                      24.09
6.501 - 7.000                                   1,297              $34,025,188                       9.41
7.001 - 7.500                                   1,070              $31,369,233                       8.68
7.501 - 8.000                                     233               $5,320,411                       1.47
8.001 - 8.500                                     128               $3,162,563                       0.87
8.501 - 9.000                                     109               $2,742,816                       0.76
9.001 - 9.500                                       5                 $115,628                       0.03
9.501 - 10.000                                      2                 $123,384                       0.03
10.001 - 10.500                                    67               $2,223,179                       0.61
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------






                                                        CWABS 2003-B



Types of Mortgaged Property
                                                                                            Percentage of
                                            Number of         Aggregate Unpaid   Reference Date Aggregate
Property Type                          Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
Single Family Residence                        10,271             $274,208,445                      75.85 %
Planned Unit Development (PUD)                  1,943              $56,765,499                       15.7
Low-rise Condominium                            1,000              $25,814,908                       7.14
2-4 Family Residence                              163               $4,731,347                       1.31
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------




Lien Priority
                                                                                            Percentage of
                                            Number of         Aggregate Unpaid   Reference Date Aggregate
Lien Priority                          Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
1st Liens                                         205              $23,605,524                       6.53 %
2nd Liens                                      13,172             $337,914,676                      93.47
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------



Gross Margin
                                                                                            Percentage of
Range of Gross                              Number of         Aggregate Unpaid   Reference Date Aggregate
Margins (%)                            Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
<0.000                                              1                 $348,933                        0.1 %
0.000                                           1,512              $44,522,321                      12.32
0.001 - 0.250                                     327              $13,538,083                       3.74
0.251 - 0.500                                   1,417              $41,569,622                       11.5
0.501 - 0.750                                     108               $6,060,728                       1.68
0.751 - 1.000                                     129               $7,693,851                       2.13
1.001 - 1.250                                     549              $15,194,303                        4.2
1.251 - 1.500                                     295               $5,276,821                       1.46
1.501 - 1.750                                     281               $7,982,115                       2.21
1.751 - 2.000                                   2,699              $53,058,604                      14.68
2.001 - 2.250                                   1,230              $31,814,026                        8.8
2.251 - 2.500                                   1,897              $54,632,647                      15.11
2.501 - 2.750                                     201               $7,826,764                       2.16
2.751 - 3.000                                   1,098              $26,119,104                       7.22
3.001 - 3.250                                     180               $3,902,400                       1.08
3.251 - 3.500                                     897              $27,744,313                       7.67
3.501 - 3.750                                     196               $4,263,422                       1.18
3.751 - 4.000                                      41               $1,386,714                       0.38
4.001 - 4.250                                      89               $1,958,801                       0.54
4.251 - 4.500                                      42               $1,279,769                       0.35
4.501 - 4.750                                      88               $2,390,457                       0.66
4.751 - 5.000                                      26                 $494,207                       0.14
5.001 - 5.250                                       2                  $34,329                       0.01
5.251 - 5.500                                       3                  $81,299                       0.02
5.501 - 5.750                                       2                 $144,094                       0.04
5.751 - 6.000                                       1                  $24,279                       0.01
6.001 - 6.250                                      48               $1,563,164                       0.43
6.251 - 6.500                                      18                 $615,026                       0.17
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------






                                                        CWABS 2003-B



Maximum Mortgage Rates

                                                                                            Percentage of
Maximum Mortgage                            Number of         Aggregate Unpaid   Reference Date Aggregate
Rates (%)                              Mortgage Loans        Principal Balance          Principal Balance %
---------------------------------------------------------------------------------------------------------
16.00                                             349               $7,338,583                       2.03
17.00                                             933              $23,106,908                       6.39
18.00                                          12,026             $328,752,424                      90.94
21.00                                              69               $2,322,284                       0.64
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------



Remaining Term To Maturity

                                                                                            Percentage of
Range of Remaining Terms to                 Number of         Aggregate Unpaid   Reference Date Aggregate
Maturity (Months)                      Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
97 - 108                                           28                 $615,534                       0.17 %
157 - 168                                          53               $1,596,816                       0.44
277 - 288                                      13,296             $359,307,850                      99.39
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------



Origination Year



                                                                                            Percentage of
                                            Number of         Aggregate Unpaid   Reference Date Aggregate
Year of Origination                    Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
2002                                              181               $4,598,381                       1.27 %
2003                                           13,196             $356,921,819                      98.73
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------





                                                        CWABS 2003-B



Credit Limit Range



                                                                                            Percentage of
Range of Credit                             Number of         Aggregate Unpaid   Reference Date Aggregate
Limits ($)                             Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                657               $3,636,194                       1.01
$ 10,000.01 to $ 20,000                         3,771              $42,056,233                      11.63
$ 20,000.01 to $ 30,000                         3,295              $62,179,865                       17.2
$ 30,000.01 to $ 40,000                         1,875              $50,398,175                      13.94
$ 40,000.01 to $ 50,000                         1,422              $44,042,265                      12.18
$ 50,000.01 to $ 60,000                           571              $23,522,470                       6.51
$ 60,000.01 to $ 70,000                           360              $17,715,591                        4.9
$ 70,000.01 to $ 80,000                           287              $14,326,183                       3.96
$ 80,000.01 to $ 90,000                           196              $11,413,361                       3.16
$ 90,000.01 to $100,000                           391              $21,889,448                       6.05
$100,000.01 to $125,000                           125              $10,363,589                       2.87
$125,000.01 to $150,000                           198              $19,272,324                       5.33
$150,000.01 to $175,000                            38               $4,643,382                       1.28
$175,000.01 to $200,000                            64               $7,542,732                       2.09
$200,000.01 to $225,000                            16               $2,427,121                       0.67
$225,000.01 to $250,000                            31               $3,725,443                       1.03
$250,000.01 to $275,000                            13               $2,593,618                       0.72 %
$275,000.01 to $300,000                            31               $5,670,387                       1.57
$300,000.01 to $325,000                             4                 $921,947                       0.26
$325,000.01 to $350,000                             4               $1,285,487                       0.36
$350,000.01 to $375,000                             5               $1,761,584                       0.49
$375,000.01 to $400,000                             4               $1,350,718                       0.37
$400,000.01 to $425,000                             2                 $826,048                       0.23
$425,000.01 to $450,000                             3               $1,232,993                       0.34
$450,000.01 to $475,000                             2                 $922,381                       0.26
$475,000.01 to $500,000                             6               $2,151,923                        0.6
$525,000.01 to $550,000                             1                 $540,238                       0.15
$550,000.01 to $575,000                             1                       $0                          0
$600,000.01 to $625,000                             1                 $616,000                       0.17
$675,000.01 to $700,000                             1                 $700,000                       0.19
$800,000.01 to $825,000                             1                 $792,500                       0.22
$975,000.01 to $1,000,000                           1               $1,000,000                       0.28
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------






                                                        CWABS 2003-B


Credit Limit Utilization Rates
                                                                                            Percentage of
Range of Credit Limit                       Number of         Aggregate Unpaid   Reference Date Aggregate
Utilization Rates (%)                  Mortgage Loans        Principal Balance          Principal Balance
---------------------------------------------------------------------------------------------------------
0.00%                                           2,052                  $14,081                          0 %
0.01% - 10.00%                                    205                 $534,707                       0.15
10.01% - 20.00%                                   245               $2,025,281                       0.56
20.01% - 30.00%                                   278               $3,360,874                       0.93
30.01% - 40.00%                                   341               $4,917,927                       1.36
40.01% - 50.00%                                   379               $7,180,688                       1.99
50.01% - 60.00%                                   389               $8,482,487                       2.35
60.01% - 70.00%                                   501              $12,401,443                       3.43
70.01% - 80.00%                                   676              $19,520,256                        5.4
80.01% - 90.00%                                 1,019              $29,092,948                       8.05
90.01% - 100.00%                                7,292             $273,989,507                      75.79
---------------------------------------------------------------------------------------------------------
Total                                          13,377             $361,520,200                     100.00 %
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

 ----------------------------------------------------------------------------
                          Countywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                 Series 2003-B
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------

Distribution Date:       April 15, 2004




----------------------------------------------------------------------------------------------------------------------------------
            Original           Beginning                                                                              Ending
              Note                Note        Principal         Interest          Note           Investor Loss         Note
Class  Principal Balance  Principal Balance  Distribution     Distribution  Distribution Amount     Amount       Principal Balance
----------------------------------------------------------------------------------------------------------------------------------
Note    485,000,000.00    $374,211,424.67    $15,116,128.72    $451,132.66    $15,567,261.38        $0.00        $359,095,295.95



----------------------------------------------------------------------------------------------------------------------------------
TOTAL  $485,000,000.00    $374,211,424.67    $15,116,128.72    $451,132.66    $15,567,261.38        $0.00        $359,095,295.95
----------------------------------------------------------------------------------------------------------------------------------







--------------------------------------------------------------------------------------------------------------------------------
                                     AMOUNTS PER $1,000 UNIT
--------------------------------------------------------------------------------------------------------------------------------
                                 Beginning                                                                         Ending
                                    Note              Principal          Interest               Note                Note
Class            CUSIP        Principal Balance      Distribution      Distribution     Distribution Amount   Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Note           126671XX9          771.56994777        31.16727571       0.93017043             32.09744614       740.40267206


--------------------------------------------------------------------------------------------------------------------------------




----------------------------------
           Rates
----------------------------------

Class            Note
----------------------------------
Note              1.400000%
----------------------------------




Investor Certificate Rates based on a LIBOR of:               1.09000%

-----------------------------------------------------------------------------------------------------------------------------------
                                                       RECONCILIATION REPORT

                                                                                    ISSUE DATE    :                    28-Feb-03
DEAL NAME:    COUNTRYWIDE HOME LOANS, INC.                                          DISTRIBUTION DATE:                 15-Apr-04
              Revolving Home Equity Loan Asset Backed Certificates, Series 2003-B   DETERMINATION DATE                 12-Apr-04
                                                                                    RUN DATE:                          13-Apr-04
                                                                                                                     01:28:01 PM
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A.  Cash Available for Distribution                                                               Total
                                                                 -------        -------           -----
Net Collections Interest Collections - per Servicer Report                                    $1,687,298.19
Principal Collections - per Servicer Report                                                  $20,775,712.76
Residual Advance                                                                                      $0.00
Cash Released from Additional Loan Account                                                            $0.00
Insured Payment                                                                                       $0.00
----------------------                                                                       ==============
Total Deposit to Collection Account                                                          $22,463,010.95


-----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:

Section 5.01
Premium to Credit Enhancer                                                                       $40,539.57
Fannie Mae Guarantee Fee                                                                              $0.00
Investor Certificate Interest and Unpaid Investor Certificate Interest                          $451,132.66
Unreimbursed Credit Enhancement Draw Amounts                                                          $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                                  $0.00
Basis Risk Carryforward                                                                               $0.00
Class A Investor Certificate Principal Distributed                                           $15,116,128.72
Transferor Interest Distributed                                                               $1,180,784.14
Transferor Principal Distributed                                                              $5,674,425.86
                                                                                            ----------------

Total Distributions                                                                          $22,463,010.95

                                                                                            ----------------
Difference (Remains in Collections Account)                                                           $0.00
                                                                                            ================

Balance Reconciliation
----------------------
Loan Group Beginning Balance                                                                $376,636,424.67
Loan Group Ending Balance                                                                   $361,520,199.77
                                                                                            ----------------
Change in Balance                                                                            $15,116,224.90
Principal Collections                                                                        $20,775,712.76
Liquidation Loss Amount                                                                          $14,938.00
Additional Balances                                                                           $5,674,425.86
                                                                                            ----------------
Balance Check                                                                                         $0.00
                                                                                            ================



                                                                        Page 6